UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-05103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 26, 2025, pursuant to authorization by the Board of Directors (the “Board”) of Barnwell Industries, Inc., a Delaware corporation (the “Company”), the Company entered into a Rights Agreement (the “Rights Agreement”), dated as of January 26, 2025, between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent, pursuant to which the Board authorized and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, par value $0.50 per share, of the Company (the “Common Stock”). The dividend is payable to holders of record as of the close of business on February 7, 2025 (the “Record Date”).

On February 6, 2025, pursuant to authorization by the Board, the Company and the Rights Agent entered into an Amendment No. 1 to the Rights Agreement (the “Amendment”) to clarify that nothing in Rights Agreement shall be deemed to limit or eliminate the fiduciary duties of the Board of Directors under applicable law.

The forgoing summary of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Rights Agreement, as amended by the Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 1 to the Rights Agreement, dated as of February 6, 2025, by and between Barnwell Industries, Inc. and Broadridge Corporate Issuer Solutions, LLC, as rights agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2025

BARNWELL INDUSTRIES, INC.
By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President, Chief Financial Officer and Treasurer